As filed with the Securities and Exchange Commission on September 4, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0221142
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Plaza America Tower I
11700 Plaza America Drive, Suite 1010
Reston, Virginia, 20190
(Address of Principal Executive Offices, including Zip Code)

ICO Global Communications (Holdings) Limited 2000 Stock Incentive Plan, as Amended and Restated effective June 15, 2007
(Full Title of the Plan)

John L. Flynn
Executive Vice President, General Counsel and Corporate Secretary
ICO Global Communications (Holdings) Limited
Plaza America Tower I
11700 Plaza America Drive, Suite 1010
Reston, Virginia, 20190
(703) 964-1422
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.01 per share	7,000,000	$3.10	$21,700,000	$667

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, and is based upon the average of the high and low prices of the Class A common stock as reported on The NASDAQ Global Market on August 28, 2007.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 7,000,000 shares of Class A common stock of ICO Global Communications (Holdings) Limited (“Registrant”) to be issued under the Registrant’s 2000 Stock Incentive Plan, as amended and restated effective June 15, 2007, and approved by the Registrant’s stockholders at its Annual Meeting of Stockholders held on June 15, 2007. Pursuant to Instruction E of Form S-8, the registration statement on Form S-8 (Registration No. 333-137707) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on September 29, 2006 registering 12,400,000 shares of common stock is hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on April 2, 2007;

(b)	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, filed on May 14, 2007, and for the quarter ended June 30, 2007, filed on August 14, 2007;

(c)	Current Reports on Form 8-K filed on February 5, 2007, March 14, 2007, May 3, 2007 and August 6, 2007; and

(d)
The description of the Registrant’s Class A common stock contained in the Registration Statement on Form 10 filed with the SEC on May 15, 2006 (File No. 000-52006), as amended on June 26, 2006, July 12, 2006 and August 17, 2006, and including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number		Description
4.1
Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 (File No. 000-52006), filed on May 15, 2006, as amended, and incorporated herein by reference.

4.2		Restated Bylaws, filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 (File No. 000-52006), filed on May 15, 2006, as amended, and incorporated herein by reference.
4.3		Amendment to Restated Bylaws, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 20, 2006, and incorporated herein by reference.
4.4
Form of certificate representing the Registrant’s Class A common stock, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 (File No. 000-52006), filed on May 15, 2006, as amended, and incorporated herein by reference.

5.1	*	Opinion of Holme Roberts & Owen LLP.
23.1	*	Consent of Deloitte & Touche LLP.
23.2	*	Consent of PricewaterhouseCoopers LLP.
23.3	*	Consent of Holme Roberts & Owen LLP, included as part of Exhibit 5.1.
24.1	*	Power of Attorney, included on signature page.
99.1
2000 Stock Incentive Plan, as amended and restated effective June 15, 2007, filed as Exhibit 10.20.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33008), filed on August 14, 2007, and incorporated herein by reference.

________________________

* Filed herewith.

Item 9. Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia, on the 4th day of September, 2007.

ICO Global Communications (Holdings) Limited
(Registrant)

By:	/s/ J. Timothy Bryan
J. Timothy Bryan
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Timothy Bryan and Dennis Schmitt, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Timothy Bryan	Chief Executive Officer and Director	September 4, 2007
J. Timothy Bryan	(Principal Executive Officer)

/s/ Dennis Schmitt	Senior Vice President, Finance	September 4, 2007
Dennis Schmitt	(Principal Financial and Accounting Officer)

/s/ Craig O. McCaw	Chairman of the Board of Directors	September 4, 2007
Craig O. McCaw

/s/ Donna P. Alderman	Director	September 4, 2007
Donna P. Alderman

/s/ Samuel L. Ginn	Director	September 4, 2007
Samuel L. Ginn

/s/ Barry L. Rowan	Director	September 4, 2007
Barry Rowan

/s/ R. Gerard Salemme	Director	September 4, 2007
R. Gerard Salemme

/s/ H. Brian Thompson	Director	September 4, 2007
H. Brian Thompson

/s/ David Wasserman	Director	September 4, 2007
David Wasserman

/s/ Benjamin G. Wolff	Director	September 4, 2007
Benjamin G. Wolff

EXHIBIT INDEX
Exhibit
Number		Description
4.1
Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 (File No. 000-52006), filed on May 15, 2006, as amended, and incorporated herein by reference.

4.2		Restated Bylaws, filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 (File No. 000-52006), filed on May 15, 2006, as amended, and incorporated herein by reference.
4.3		Amendment to Restated Bylaws, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 20, 2006, and incorporated herein by reference.
4.4
Form of certificate representing the Registrant’s Class A common stock, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 (File No. 000-52006), filed on May 15, 2006, as amended, and incorporated herein by reference.

5.1	*	Opinion of Holme Roberts & Owen LLP.
23.1	*	Consent of Deloitte & Touche LLP.
23.2	*	Consent of PricewaterhouseCoopers LLP.
23.3	*	Consent of Holme Roberts & Owen LLP, included as part of Exhibit 5.1.
24.1	*	Power of Attorney, included on signature page.
99.1
2000 Stock Incentive Plan, as amended and restated effective June 15, 2007, filed as Exhibit 10.20.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33008), filed on August 14, 2007, and incorporated herein by reference.

_________________
* Filed herewith.